Exhibit 99.1
Matterport Announces Fourth Quarter and Full Year 2023 Financial Results
Demonstrating Strong Recurring Revenue Growth and Reaffirms 2024 Profitability Target
•Q4 Annualized Recurring Revenue hits record $94.7 million, up 23% year-over-year
•Q4 net loss improved 27% year-over-year; Non-GAAP net loss improved 55% year-over-year
•Q4 cash used in operating activities improved 46% year-over-year
•Q4 Net Dollar Expansion rate of 109% reaches highest level in two years
•FY2023 total subscribers up 34% from prior year
•FY2023 square feet under management up 36% from prior year
SUNNYVALE, Calif. — February 20, 2024 — Matterport, Inc. (Nasdaq: MTTR) (“Mattterport” or the “Company”), the leading spatial data company driving the digital transformation of the built world, today announced financial results for the quarter and year ended December 31, 2023.
“We closed 2023 on a high note with fourth quarter total revenue of $39.5 million, in line with our guidance range. Subscription revenue growth accelerated to 23% year-over-year, ahead of our expectations, driven by broad based strength across our global customer base. Our net dollar expansion rate expanded to 109%, the highest level in two years, as we helped customers work faster and more efficiently to improve business productivity and reduce operational costs,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “I’m incredibly excited about our 2024 Winter Release where we introduced Property Intelligence - a suite of AI-powered features and automations - along with new capabilities and add-ons that our customers are craving. This launch sets the stage for 2024 to be the year of the intelligent digital twin, fueling our AI-driven revenue growth and accelerating us towards our profitability goal,” Pittman added.
“We made excellent progress in 2023. We drove strong revenue growth, robust gross margin expansion, and significant operating expense reductions - all leading to a 46% year-over-year improvement in non-GAAP loss per share and 50% improvement in our cash used in operations,” said JD Fay, Chief Financial Officer of Matterport. “In 2024, our accelerating subscription revenue growth and continued focus on efficient investments are expected to drive rapid progress to cash flow from operations profitability later this year.”
Fourth Quarter and Full Year 2023 Financial Highlights
•Q4 subscription revenue of $23.7 million, up 23% year-over-year
•Q4 Annualized Recurring Revenue (ARR) was $94.7 million
•Q4 total revenue of $39.5 million
•Q4 net loss of $0.14 per share, a 33% improvement year-over-year
•Q4 Non-GAAP net loss of $0.04 per share, a 56% improvement year-over-year
•Q4 cash used in operating activities was $10.4 million, an improvement of 46% year-over-year
•Q4 net dollar expansion rate was 109%, up from the prior quarter and the highest level in two years
•Q4 cash and investments of $423 million with no debt
•FY2023 total revenue of $157.7 million, up 16% from prior year
•FY2023 cash used in operating activities improved to $58.7 million, a 50% improvement from the prior year
•FY2023 total subscribers increased to 938,000, up 34% year-over-year
•FY2023 spaces under management increased to 11.7 million, up 27% year-over-year
•FY2023 square feet under management reached 38.0 billion, up 36% from prior year

Recent Business Highlights
•Last week, launched the Matterport 2024 Winter Release - a suite of AI-powered features and new capabilities for the next generation intelligent digital twin - revolutionizing the way properties are analyzed by automating insightful property data and new customizations in Matterport spaces. This collection of breakthrough automations, plugins and add-ons bolster the company’s Property Marketing, Design and Construction, and Facilities Management solutions.
•Announced a new multi-year partnership with Vacasa to leverage Matterport’s Digital Twin Platform and Capture Services. Vacasa will expand its use of Matterport’s Digital Twin Platform as an integral part of its home onboarding and guest service experiences for the tens of thousands of properties Vacasa manages.
•Announced an agreement with Visiting Media, a global leader in immersive sales enablement and channel distribution solutions for the hospitality sector. Visiting Media serves tens of millions of users around the globe, supporting the world’s largest hospitality brands including Hilton, Hyatt, IHG Hotels and Resorts and more.
•Announced a new partnership with Belden intended to deliver 3D digital twin-powered connectivity solutions for facilities management across industrial automation, smart buildings, broadband and more.
•Matterport’s Property Intelligence, the company’s proprietary AI solution to analyze real estate properties at scale was named 2023’s Best SaaS Product For Real Estate & Property Management by the International SaaS Awards.
•Announced its membership as an Autodesk Construction Cloud® Premium Partner, helping bring Matterport’s 4K digital twins to even more construction professionals. Autodesk Construction Cloud is a portfolio of software services that combines advanced technology, a builders network and predictive insights for construction teams.
•Announced the University of Manchester implemented Matterport’s Digital Twin Platform for the renowned Martin Harris Centre for Music and Drama (MHC) to revolutionize the way students interact with the center, enhancing their understanding of the facilities on offer and improving their overall experience.
•Announced new high density scanning capabilities for Matterport’s revolutionary 3D camera, Pro3. Available now in beta, high density scanning makes as-built modeling with Matterport even easier, helping streamline workflows, minimize errors, and accelerate project timelines. This widens Matterport’s leading position in high fidelity digital twin reconstruction.
•Released the company’s second Environmental, Social, and Governance (ESG) report assessing the impact of Matterport’s products and programs toward driving sustainable and equitable outcomes. The report builds on the company’s inaugural report last year as the company further establishes company-wide ESG goals and commitments. The findings continue to demonstrate Matterport’s technology is a highly effective alternative to completing tasks that historically required travel.

First Quarter and Full Year 2024 Outlook

The Company is providing the following financial guidance for the first quarter and full year 2024. This guidance will be discussed in greater detail on today’s conference call.

	Q1 2024 Guidance	FY 2024 Guidance
Total revenue (in millions)	$39 — $41	$173 — $183
Subscription revenue (in millions)	$24.0 — $24.2	$104 — $106
Year-over-year growth	21% — 22%	19% — 22%
Non-GAAP loss per share	$(0.04) - $(0.02)	$(0.11) - $(0.07)
Weighted average fully diluted shares outstanding (in millions)	315	322

Matterport is not able to provide a reconciliation of non-GAAP loss per share to GAAP loss per share because Matterport does not provide specific guidance for the various exclusions adjusted from net loss. These items have not yet occurred, are out of Matterport’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort, and Matterport is unable to address the probable significance of the unavailable information.
Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to Matterport’s financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net loss, adjusted to exclude stock-based compensation-related charges (including share-based payroll tax expense), fair value change of warrants liability, fair value change of earn-out liabilities, payroll tax related to contingent earn-out share issuance, acquisition-related costs, and amortization of acquired intangible assets, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. We define non-GAAP net loss per share, as non-GAAP net loss divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period if any.

Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the fourth quarter and full year 2023 today, February 20, 2024, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on Matterport’s Investor Relations website at investors.matterport.com. The dial-in number will be (412) 902-4209, conference ID: 10185588.
The financial results press release and a live webcast of the conference call will be accessible from the Matterport website at investors.matterport.com. An audio webcast replay of the conference call will also be available for one year at investors.matterport.com.
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.
©2024 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Matterport, Inc. and the markets in which Matterport operates, business strategies, debt levels, industry environment including relating to the global supply chain, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including our ability to grow market share in our existing markets or any new markets we may enter; our ability to respond to general economic conditions; supply chain disruptions; our ability to manage our growth effectively; our success in retaining or recruiting our officers, key employees or directors, or changes required in the retention or recruitment of our officers, key employees or directors; the impact of restructuring plans; the impact of the regulatory environment and complexities with compliance related to such environment; factors relating to our business, operations and financial performance, including: the impact of infectious diseases, health epidemics and pandemics; our ability to maintain an effective system of internal controls over financial reporting; our ability to achieve and maintain profitability in the future; our ability to access sources of capital; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our technology platform; the success of our strategic relationships with third parties; our history of losses and whether we will continue to incur continuing losses for the foreseeable future; our ability to protect and enforce our intellectual property rights; our ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; our ability to attract and retain new subscribers; the size of the total addressable market for our products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in our industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of our Class A common stock and other securities; the increasingly competitive environment in which we operate; and other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

Investor Contact:
Mike Knapp
ir@matterport.com

Media Contact:
Steve Lombardi
press@matterport.com

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Subscription	$23,673	$19,281	$87,238	$73,789
License	28	27	110	97
Services	8,297	8,267	37,621	27,268
Product	7,547	13,566	32,779	34,971
Total revenue	39,545	41,141	157,748	136,125
Costs of revenue:
Subscription	7,431	6,296	29,007	24,259
License	—	—	—	—
Services	5,665	6,287	26,643	18,992
Product	8,231	16,725	31,608	41,028
Total costs of revenue	21,327	29,308	87,258	84,279
Gross profit	18,218	11,833	70,490	51,846
Operating expenses:
Research and development	14,594	18,421	67,305	85,025
Selling, general, and administrative	52,764	55,779	217,424	242,306
Total operating expenses	67,358	74,200	284,729	327,331
Loss from operations	(49,140)	(62,367)	(214,239)	(275,485)
Other income (expense):
Interest income	1,881	1,810	6,406	6,280
Change in fair value of warrants liability	(51)	888	513	27,035
Change in fair value of contingent earn-out liability	—	—	—	136,043
Other income (expense), net	3,352	(314)	8,427	(3,969)
Total other income	5,182	2,384	15,346	165,389
Loss before provision (benefit) for income taxes	(43,958)	(59,983)	(198,893)	(110,096)
Provision (benefit) for income taxes	(13)	367	184	1,243
Net loss	(43,945)	(60,350)	(199,077)	(111,339)
Net loss per share, basic and diluted	$(0.14)	$(0.21)	$(0.66)	$(0.39)
Weighted-average shares used in per share calculation, basic and diluted	308,030	289,164	300,697	283,585

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Year Ended December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,902	$117,128
Short-term investments	305,264	355,815
Accounts receivable, net	16,925	20,844
Inventories	9,115	11,061
Prepaid expenses and other current assets	8,635	13,084
Total current assets	422,841	517,932
Property and equipment, net	32,471	30,559
Operating lease right-of-use assets	625	2,515
Long-term investments	34,834	3,959
Goodwill	69,593	69,593
Intangible assets, net	9,120	10,890
Other assets	7,671	4,947
Total assets	$577,155	$640,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,586	$8,331
Deferred revenue	23,294	16,731
Accrued expenses and other current liabilities	13,354	23,916
Total current liabilities	44,234	48,978
Warrants liability	290	803
Deferred revenue, non-current	3,141	1,201
Other long-term liabilities	206	5,502
Total liabilities	47,871	56,484
Commitments and contingencies
Stockholders’ equity:
Common stock	31	29
Additional paid-in capital	1,307,324	1,168,313
Accumulated other comprehensive income (loss)	403	(5,034)
Accumulated deficit	(778,474)	(579,397)
Total stockholders’ equity	529,284	583,911
Total liabilities and stockholders’ equity	$577,155	$640,395

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(199,077)	$(111,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,437	13,297
Amortization of investment premiums, net of accretion of discounts	(8,919)	2,924
Investment impairment	—	1,093
Stock-based compensation, net of amounts capitalized	118,775	148,490
Cease use of certain leased facilities	961	—
Change in fair value of warrants liability	(513)	(27,035)
Change in fair value of contingent earn-out liability	—	(136,043)
Deferred income taxes	(121)	51
Allowance for doubtful accounts	601	1,245
Loss of excess inventory and purchase obligation	1,821	5,007
Other	(185)	(195)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	3,318	(9,609)
Inventories	(3,830)	(6,484)
Prepaid expenses and other assets	3,036	(1,991)
Accounts payable	(745)	(5,240)
Deferred revenue	8,503	5,985
Accrued expenses and other liabilities	(1,775)	1,282
Net cash used in operating activities	(58,713)	(118,562)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(139)	(1,730)
Capitalized software and development costs	(9,765)	(12,590)
Purchase of investments	(444,695)	(137,631)
Maturities of investments	478,253	299,002
Business acquisitions, net of cash acquired	(4,116)	(51,874)
Net cash provided by investing activities	19,538	95,177
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from sales of shares through employee equity incentive plans	5,124	6,781
Payments for taxes related to net settlement of equity awards	(329)	(34,424)
Proceeds from exercise of warrants	—	27,844
Other	—	76
Net cash provided by financing activities	4,795	277
Net change in cash, cash equivalents, and restricted cash	(34,380)	(23,108)
Effect of exchange rate changes on cash	154	249
Cash, cash equivalents, and restricted cash at beginning of year	117,128	139,987
Cash, cash equivalents, and restricted cash at end of period	$82,902	$117,128

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP net loss	$(43,945)	$(60,350)	$(199,077)	$(111,339)
Stock-based compensation expense (1)	30,474	33,140	127,755	152,788
Restructuring charges (2)	1,149	—	4,296	—
Acquisition-related costs (3)	—	—	—	1,294
Amortization expense of acquired intangible assets	443	443	1,772	1,411
Change in fair value of warrants liabilities (4)	51	(888)	(513)	(27,035)
Change in fair value of contingent earn-out liability (5)	—	—	—	(136,043)
Investment impairment	—	1,093	—	1,093
Payroll tax related to contingent earn-out share issuance (6)	—	—	—	1,164
Non-GAAP net loss	$(11,828)	$(26,562)	$(65,767)	$(116,667)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.21)	$(0.66)	$(0.39)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.09)	$(0.22)	$(0.41)

Weighted-average shares used to compute net loss per share, basic and diluted	308,030	289,164	300,697	283,585
(1) Consists primarily of non-cash share-based compensation expense related to our stock incentive plans and earn-out arrangement, and the employer payroll taxes related to our stock options and restricted stock units.
(2) Consists of severance and other employee separation costs, and cease use charges for operating lease right-of-use assets due to reduction of leased office spaces.
(3) Consists of acquisition transaction costs.
(4) Consists of the non-cash fair value measurement change for public and private warrants.
(5) Represents the non-cash fair-value measurement change related to our earn-out liability.
(6) Represents the payroll tax related to earn-out shares issuance and release in 2022.